Exhibit 2.4

AMENDMENT TO SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT, dated as of November 6, 2015 (this “Amendment”), to the Shareholders’ Agreement, dated as of August 6, 2015 (the “Shareholders’ Agreement”), by and among Darwin Holdings Limited, a private company limited by shares incorporated under the laws of England and Wales (the “Company”), OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of The Netherlands (“Oxford”), Capricorn Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (“Capricorn”), Leo Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (“Leo”) and Aquarius Investments B.V., a private limited liability company incorporated under the laws of The Netherlands (“Aquarius”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Shareholders’ Agreement.

W I T N E S S E T H :

WHEREAS, the Company, Oxford, Capricorn, Leo and Aquarius entered into the Shareholders’ Agreement; and

WHEREAS, pursuant to Clause 9.12 of the Shareholders’ Agreement, the Company, Oxford, Capricorn, Leo and Aquarius desire to amend certain terms of the Shareholders’ Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and subject to the terms and conditions hereof, the Parties agree as follows:

1.                                      Clause 2.2(e) is hereby amended and restated in its entirety to read as follows:

(i) except as otherwise disclosed to Cambridge prior to the execution hereof, or with respect to an amount of shares in the aggregate not exceeding one million (1,000,000) at any one time, as may be transferred from time to time in accordance with the terms of that certain Global Master Securities Lending Agreement, by and between J.P. Morgan Securities plc and Capricorn, dated as of September 17, 2013, as amended and restated on October 23, 2015, as in effect as of October 23, 2015, all shares of Oxford Beneficially Owned by the S Shareholders or any of their Affiliates are owned of record directly by the S Shareholders or any of their Affiliates in the amounts set forth on Schedule B and (ii) upon completion of the Distribution, (A) except as otherwise disclosed to Cambridge prior to the execution hereof or set forth on Schedule B, all Voting Securities Beneficially Owned by the S Shareholders or any of their Affiliates (other than Oxford) will be owned of record directly by the Shareholders or any of their Affiliates, and (B) such Beneficial Ownership shall not exceed the Ownership Limit.

2.                                      Schedule B is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

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3.                                      Shareholders’ Agreement in Full Force and Effect.  Except as expressly provided hereby, this Amendment shall not constitute a waiver or amendment of any term or condition of the Shareholders’ Agreement, or any documents delivered pursuant thereto, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, this Amendment and the Shareholders’ Agreement shall constitute one agreement. The term “Agreement,” as used in the Shareholders’ Agreement shall mean the Shareholders’ Agreement as amended by this Amendment.

4.                                      Counterparts; Effectiveness.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, when taken together, shall constitute one and the same instrument. This Amendment shall become effective when each Party shall have received counterparts thereof signed and delivered by the other Parties. Signatures transmitted electronically shall be accepted as originals for all purposes of this Amendment.

[Signature pages follow]

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Signed for and on behalf of Darwin Holdings Limited by:

/s/ Douglas C. Barnard
Name

Chairman
Title

[Signature Page to Holdco Shareholders’ Agreement Amendment]

Signed for and on behalf of OCI N.V. by:

/s/ Salman Butt
Name

Group CFO
Title

[Signature Page to Holdco Shareholders’ Agreement Amendment]

Signed for and on behalf of Aquarius Investments B.V. by:

/s/ R.G. Boks	/s/ J.E. Hardeveld
Name

Proxyholder	Proxyholder
Title

[Signature Page to Holdco Shareholders’ Agreement Amendment]

Signed for and on behalf of Capricorn Capital B.V. by:

/s/ R.G. Boks	/s/ J.E. Hardeveld
Name

Proxyholder	Proxyholder
Title

[Signature Page to Holdco Shareholders’ Agreement Amendment]

Signed for and on behalf of Leo Capital B.V. by:

/s/ R.G. Boks	/s/ J.E. Hardeveld
Name

Proxyholder	Proxyholder
Title

[Signature Page to Holdco Shareholders’ Agreement Amendment]

ANNEX A

Schedule B

S Shareholder Oxford Shares:
Capricorn Capital B.V.	60,672,376
Leo Capital B.V.	36,491,859
Aquarius Investments B.V.	11,522,425

Oxford Shares held by Affiliates of the S Shareholders:
Onsi Sawiris	51
Nassef Sawiris	68,000
NNS Holding	1,105,723
OS Holding	25,000

OCI N.V. 3.875 per cent. Convertible Bonds due 2018:
NNS Holding	€53,300,000